Exhibit 99.1
MIDWEST UTILITY CONFERENCE (CHICAGO) April 7, 2010 Hosted by Wellington Shields & Co. / Berenson & Company

Midwest Utility Conference - Chicago April 2010 Long-Term Objectives and Strategy Business Overview Financial Update Regulatory Update Summary AGENDA
•	Good morning. I am Rick Hawley, Executive Vice President and Chief Financial Officer of Nicor Inc. With me today is Kary Brunner, our Director of Investor Relations.

•	Here is today’s agenda.

•	I’ll start by covering our long-term objectives and overall corporate strategies;

•	I’ll provide an overview of our businesses;

•	Finally, I’ll give a financial and regulatory update and then I’ll take your questions.

April 2010 Forward-Looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward- looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," "project," "estimate," "ultimate," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review, and undue reliance should not be placed on such statements. Other factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this filing. Midwest Utility Conference - Chicago
•	Due to requirements around non-selective disclosure, I’ll only address questions concerning matters that have been previously made public and broadly disseminated.

•	Please keep this in mind when asking your questions and considering my responses.

April 2010 Primary Businesses Utility = 67%* Non-Utility = 33%* Utility 67% * 2009 Operating Income Contribution Midwest Utility Conference - Chicago
•	As many of you know, Nicor continues to be built on the foundation of two core businesses.
•	Our natural gas distribution business, Nicor Gas, and

•	Our containerized shipping business, Tropical Shipping.
•	We also have other energy-related businesses, which are built on the:
•	assets,

•	expertise,

•	customer base,

•	reputation, and

•	location of Nicor Gas.

April 2010 Strategies Tied to Long-Term Objectives Steady Long-Term Earnings Growth Pay Solid Dividend Maintain High Returns On Equity Gas Distribution Business- maintain and enhance financial performance Shipping Business-expand and enhance business Retail Energy Businesses- increase marketing channels and geographic expansion Wholesale Energy Businesses- capitalize on capabilities and expand offerings Maintain financial strength Midwest Utility Conference - Chicago
•	Over the years, we have remained committed to three simple objectives:
•	providing steady long-term earnings growth,

•	maintaining high returns on equity, and

•	paying a solid dividend.
•	To achieve these objectives, we are committed to these actions that will improve our performance:
•	Maintain and enhance the financial performance of our gas distribution business.

•	Capitalize on core capabilities, and expand and enhance our shipping business.

•	Increase marketing channels and geographically expand our retail energy businesses.

•	Capitalize on capabilities and expand our offerings in our wholesale energy services business.

•	We will also focus on maintaining our “best in class” financial strength.

April 2010 Foundation for Long-Term Growth Approach Disciplined and systematic Synergies and strategic fit with core businesses Foundation Strong financial position Large customer base Strategic locations and assets Successful unregulated businesses Solid management team Midwest Utility Conference - Chicago
•	Our approach to grow our business over the long term has been and will remain disciplined and systematic.

•	Any opportunities we pursue will have a direct synergistic and strategic fit with our core businesses.

•	I believe we have several factors that will contribute to our long-term success including:
•	a strong financial position,

•	a large customer base,

•	strategic locations and assets, and

•	successful unregulated businesses.
•	Supporting these distinguishing qualities is a solid and diverse management team.

April 2010 Delivering Solid Returns on Equity 2006 2007 2008 2009 Nicor 0.152 0.149 0.125 0.135 Peers* 0.11 0.119 0.125 0.112 Peers include AGL, ATO, LG, NJR, NWN, PNY, SJI, SWX, WGL *Excludes Nicor Midwest Utility Conference - Chicago
•	This conservative, execution-oriented approach to grow our earnings has proven effective in generating solid returns on equity.

•	Over the years, we have consistently earned high returns on equity—indicative of our efficient use of capital and the importance of diversification in our businesses.

•	In fact, over the last several years, Nicor has generally ranked in the top quartile of our gas distribution peers in return on equity.

•	Over the 5-year period since 2004, we have grown earnings at a compound annual rate of 6 percent, all while delivering a solid dividend yield.

•	During this timeframe, our stock provided around an 8 percent annualized return.

2006 2007 2008 2009 Nicor 401 406 394 435 Peers* 302 316 328 338 April 2010 Generating Healthy EBITDA Levels Peers include AGL, ATO, LG, NJR, NWN, PNY, SJI, SWX, WGL *Excludes Nicor (in millions) EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization Reconciliation of Nicor Net Income to EBITDA in Appendix Midwest Utility Conference - Chicago
•	Looking ahead, we expect Nicor’s businesses to continue to generate strong cash flows, with healthy EBITDA levels.

•	In this metric, we’ve consistently exceeded the median returns of our peers, delivering EBITDA in excess of $400 million.

•	Our strong balance sheet and cash flow levels, combined with our industry-leading debt ratings, provide us the flexibility to continue to reinvest in our existing businesses, to take advantage of profitable growth opportunities, and to pay dividends to our shareholders (currently yielding about 4.5%).

•	Now, more than ever, this financial strength provides a critical advantage as we face one of the most difficult capital markets in a generation.

•	Let me now discuss our gas distribution business and related strategies in more detail.

April 2010 Nicor Gas Company Gas distribution 2.2 million customers in northern Illinois Diverse customer base Historical customer growth Premium service territory Operating efficiency Significant supply assets Strategic location Solid balance sheet Midwest Utility Conference - Chicago
•	Our primary business is Nicor Gas.

•	It is one of the largest natural gas distributors in the nation.

•	We serve nearly 2.2 million customers in northern Illinois — excluding the city of Chicago.

•	Nicor Gas has a well-deserved reputation for providing safe, reliable, cost effective service.

•	Our location provides a good market for natural gas with:
•	a diverse mix of industries, and

•	a high demand for space heating in the cold winters of northern Illinois.
•	We are at or near the top for most efficiency measures in our industry, which contributes to our long history of low base rates.

•	Nicor Gas has significant underground storage assets — about 150 BCF of annual storage capacity (about 1/3 of annual deliveries).

•	We are strategically located on the nation’s Midwest natural gas pipeline grid — with access to 8 interstate pipelines. This advantage allows us to procure competitively priced natural gas for our customers.

April 2010 Nicor Gas Strategies Producing Results Rate relief in 2009 Top tier in most industry efficiency metrics Lowest distribution rates in Illinois Sustain financial performance Continue operational excellence Manage controllable cost increases Provide safe, reliable and quality customer service Key Strategies Business Results Midwest Utility Conference - Chicago
•	One of our key objectives is to sustain and enhance the financial performance of our gas distribution business.

•	The rate relief received in 2009 was a significant step toward this goal. And as in the past, we will continue our focus on operational excellence.

•	We manage our company with an intense focus on achieving the highest levels of efficiency. This focus on cost containment, while providing safe and reliable service, has contributed to our long history of low base rates.

•	In fact, Nicor Gas is the low cost provider when compared to major gas distribution companies in Illinois, and among the lowest in the country.

•	And when costs to maintain and improve our gas delivery and technology systems have risen despite our best efforts, we have sought reasonable rate relief as deemed necessary.

April 2010 Tropical Shipping Containerized Shipping Serves Caribbean and Bahamas High market shares in most ports served Excellent reputation Strong margins and internal cash flow Experienced leadership team Midwest Utility Conference - Chicago
•	Our second largest business is Tropical Shipping.

•	Tropical Shipping is:
•	A major carrier of exports from the U.S. east coast and Canada to the Caribbean and Bahamas.

•	It is one of the largest transporters of containerized cargo in its service territory.

•	It is a niche player with assets customized for its region.

•	It has leading market shares in most of the ports it serves.

•	It is built on a reputation for on-time, high-quality service.

•	It generates strong margins with good internal cash flow.

•	And, it has an experienced and capable management team.

April 2010 Tropical Shipping Business Environment Tax-related benefits Economic and competition pressure on price and volumes Fuel prices Stricter homeland security requirements Changing trade patterns Midwest Utility Conference - Chicago
•	In 2010, Tropical is benefiting from tax savings attributable to our 2006 restructuring, which capitalized on provisions of the American Jobs Creation Act. The corporate restructure essentially allowed, in certain circumstances, Tropical’s income to not be subject to current federal taxation.

•	As we look ahead, Tropical’s business environment continues to be challenging —
•	Economic concerns (both in the United States and Caribbean), as well as ongoing competition, both of which can impact our rates and volumes;

•	Fuel prices can be volatile (which tend to impact customer inventory levels and imports),

•	Potentially higher costs caused by stricter homeland security requirements,

•	And changes in global trading patterns (caused by homeland security constraints, more direct purchases from Far East, and higher U.S. duty rates compared to Caribbean produced goods).

April 2010 Tropical Shipping Key Strategies Grow and Expand Business Strategic Niche Acquisitions Focus on Cost Controls Grow High Margin LCL and Insurance Businesses Seize New Trans-shipment Opportunities Improve Service Delivery, Reliability and Asset Utilization Midwest Utility Conference - Chicago
•	Still, over the years, Tropical has been able to grow its business through a combination of opportunistic expansion and niche acquisitions while maintaining an intense focus on managing costs.

•	While we saw volumes down approximately 10 percent in 2009 from the prior year, the company took aggressive steps to maintain its profitability:
•	Reduced headcount

•	Off-hired certain charter vessels

•	Cut back on sailings to certain ports
•	In addition in 2009, we purchased Deluxe Freight, a provider of less-than-container load (LCL) and full-container load (FCL) consolidation services into the Cayman Islands. This acquisition follows our purchase of the assets of Caribtrans, Inc., a provider of LCL and FCL consolidation services from the United States to the Caribbean and Central America. While both of these acquisitions were small, they are exceptional strategic fits for us and increase our LCL business into markets that are important to our long-term success. Expansion of this higher margin LCL business is a key element of our business plan going forward.
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•	We plan to continue with this approach and expect Tropical to further increase its market position by -
•	Intensifying its focus on cost reduction efforts and continuing to improve service delivery, reliability and asset utilization to maintain our competitive advantage,

•	Expanding its high margin less-than-container load and cargo insurance businesses, and

•	Capitalizing on new interisland trans-shipment opportunities caused by changes in global trading patterns.

April 2010 Other Energy Ventures Retail Services Warranty Energy HVAC Wholesale Services Enerchange Midstream Midwest Utility Conference - Chicago
•	Let me now turn to our other energy ventures, which we look at as a key component of our business strategies.

•	The primary activities of our other energy ventures include retail energy-related products and services and natural gas wholesale marketing and other gas supply management services.

•	Let me discuss each of these businesses in a little more detail.

April 2010 OEV Retail Services Provide customers with industry leading energy management and warranty solutions Warranties Utility Line Coverage Heating/Air Conditioning Coverage Energy Utility-bill management products HVAC Installation and Repair Services Mitigates weather risk at utility Midwest Utility Conference - Chicago
•	Businesses under our Retail Services platform offer a range of energy-related products and services including:
•	A diverse portfolio of warranty plans that provide protection for inside gas and electric lines, heating and cooling systems and other home coverage.

•	Unique utility bill management products that protect customers from volatile energy bills in an environment of increasing energy price instability and unpredictable weather.

•	HVAC-related installation, repair and indoor air quality solutions that focus on energy efficiency, while providing a healthier living environment.
•	These retail businesses have made meaningful contributions to our overall earnings in recent years.

•	We also get another benefit from our other energy-related ventures.

•	One of our utility-bill management products provides a natural and partial offset to the weather risk at our gas distribution business. The amount of the offset will vary depending on a number of factors, but has generally approximated from around 30 to 65 percent.

Continued geographic expansion Increasing market share in existing territories Continued development of sales channels Optimize our best practices' call center Improve operating efficiencies April 2010 OEV Retail Services Strategic Initiatives For J.D. Power and Associates Certified Call Center Program information, visit www.jdpower.com "An Outstanding Customer Service Experience" Midwest Utility Conference - Chicago
•	For our retail services, we continue to take a prudent and structured approach to developing this business by:
•	Pursuing expansion opportunities into new markets. We have expanded our warranty platform by becoming licensed to do business in 46 states and in 2009, launched a new brand, Nicor National, to reflect this expansion.

•	As the warranty business expands into other regions, we continue to focus on new, cost-effective marketing channels that provide scale through additional strategic alliances and utility partnerships. We’ve had success in our efforts including the establishment of relationships with 2 large Midwest utilities (Commonwealth Edison in Illinois and Vectren in Ohio and Indiana).
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Continued geographic expansion Increasing market share in existing territories Continued development of sales channels Optimize our best practices' call center Improve operating efficiencies April 2010 OEV Retail Services Strategic Initiatives For J.D. Power and Associates Certified Call Center Program information, visit www.jdpower.com "An Outstanding Customer Service Experience" Midwest Utility Conference - Chicago

•	In order to build customer relationships and business partnerships, we also continue to leverage our unique capabilities such as our call center operations that have been recognized by JD Power for excellence in customer service for three consecutive years.

•	With our energy business, we have also expanded geographically into other regions of northern Illinois with the introduction of our commodity products to consumers and small businesses during 2008 and 2009.

•	While we grow the business, we also continue to focus on the enhancement of our operating and back-office efficiencies.

April 2010 OEV Wholesale Services Enerchange - Wholesale marketing and trading of natural gas supply-related services Provides physical commodity and risk support for our Retail Services products Administers and markets Chicago Hub for our utility Midstream - Identifies and supports new storage asset development Midwest Utility Conference - Chicago
•	Turning to our wholesale supply-related businesses — Nicor Enerchange focuses on contracting, acquiring and utilizing midstream assets along corridors to Midwest markets to support its marketing efforts.

•	It provides services to LDCs, power generators, natural gas marketers and brokers, and commercial/industrial end-users. By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide added value to customers.

•	In addition to its storage and trading efforts, Enerchange also -
•	Procures commodity, and manages the financial derivatives and risks to support certain products offered by our retail services platform, and

•	Administers and markets the Chicago Hub on behalf of Nicor Gas — a business that provides interruptible transportation and storage services to wholesale pipeline shippers and marketers doing business at the Chicago city gate using any underutilized capacity our utility has available.

April 2010 Wholesale Services Strategic Initiatives Continue to build customer base including producers, large end users, LDC's and marketers Expand scope of supply-related assets under management (i.e. Central Valley Gas Storage) Interstate Pipeline Grid Leased Storage ANR NGPL Nicor Gas Central Valley Gas Storage Storage Project Midwest Utility Conference - Chicago
•	We are looking to expand our wholesale energy operations by concurrently growing our customer base and control of assets supporting the customer base to build earnings, while managing risk to improve our long-term earnings.

•	We are also looking to develop new storage facilities that we can market and manage with our Hub services’ expertise, such as our Central Valley Gas Storage project in northern California.

•	Let me turn now to a brief financial and regulatory update.

April 2010 Financial Update (Twelve Months Ended Results) 2009 2008 Reported diluted EPS 2.98 2.63 Midwest Utility Conference - Chicago
•	As we reported in February, our full-year 2009 diluted earnings per share were $2.98, compared to $2.63 per share for the same period in 2008.

•	Earnings for the twelve months ended December 31, 2009, compared to 2008, reflect higher operating income in the company’s gas distribution and other energy-related businesses, partially offset by lower operating income in the company’s shipping business. The twelve-months-ended comparisons also reflect lower interest income and a higher effective income tax rate in 2009, partially offset by higher pre-tax equity investment income.

•	Further details are contained in the 2009 10-K which we filed on February 24. A copy of this 10-K can be found in the investor section of our website at www.nicor.com.

April 2010 Earnings Growth is Solid 2004 2005 2006 2007 2008 2009 East 2.22 2.28 3.04 2.88 2.64 2.98 5-Year CAGR* = 6% For comparison purposes, excludes "Noteworthy Items." *Compound Annual Growth Rate Midwest Utility Conference - Chicago
•	With our 2009 results, Nicor has continued to deliver on our objectives for long-term earnings growth.

•	Since 2004, excluding noteworthy items (which are detailed in the appendix of your handout), we’ve seen more than 6% annualized growth in our earnings.

•	Nicor accomplished these results while preserving a low risk profile.

April 2010 Attractive Total Shareholder Return 5-Year Annualized Return (2005-2009) 3-Year Annualized Return (2007-2009) Midwest Utility Conference - Chicago
•	We’re pleased with the performance of our stock over the past 12 months.

•	Long term, as you can see, we have provided our shareholders with solid returns, both in terms of capital appreciation and dividend payments.

•	We realize that dividends are important to our shareholders. That’s why for 224 consecutive quarters now, Nicor has paid a solid dividend (yielding about 4.5%).

April 2010 2010 Outlook Range of $3.10 to $3.30 per share Impact of new bad debt expense recovery rider included Assumed, among other things, normal weather for the remainder of the year This estimate (at Feb. 24, 2010) excluded, among other things, impacts associated with fair value accounting adjustments, the ICC's PBR/PGA review, other contingencies or changes in tax laws Midwest Utility Conference - Chicago
•	Let me now move to a look at our earnings guidance for 2010. We indicated in our year-end earnings call on February 24 that our 2010 earnings per share estimate would be in the range of $3.10 to $3.30.

•	As a result of the approval of our new bad debt tracker, which I’ll discuss in a minute, this estimate included the approximately $32 million pre-tax net recovery related to 2008 and 2009 bad debt expense and the current estimate for a refund to customers related to 2010 bad debt expense.

•	Our 2010 outlook, compared to 2009 results, excluding the gain on the sale of the company’s equity investment in EN Engineering reflected higher expected results in the company’s gas distribution business (even without the positive impacts of the bad debt tracker), comparable results in its shipping business and results in its other energy-related businesses below the record levels of 2009.

•	As a reminder, we will only provide updates to annual earnings guidance as part of our quarterly and annual earnings releases.

April 2010 Nicor Gas 2009 Rate Relief Base Revenue Increase-$80 million Return on Equity-10.17% Rate Base-$1.34 billion Return on Rate Base-8.09% Ten year average for weather-5,600 normal degree days Recognition of higher operating costs Franchise gas rider, energy efficiency rider Midwest Utility Conference - Chicago
•	Let me now discuss a few items on the regulatory front.

•	Obtaining reasonable returns in our regulated business has been a major emphasis for us. As you know, Nicor Gas received rate relief in 2009 that included a base revenue increase of approximately $80 million, an authorized ROE of 10.17 percent and an authorized return of 8.09 percent on a rate base of $1.34 billion. This rate relief is on top of the $30 million received in 2005.

•	In the latest case, we were successful in recovering our increased operating costs, and receiving rate design changes that reduced our financial exposure to weather and gas price volatility to levels more in line with our authorized rates of return. In this case:
•	our monthly customer charge increased to about $13.55 from the previous $8.40 and up from the $6.00 prior to our 2005 case—roughly 80% of our fixed costs are now expected to be recovered through the monthly customer charge; and

•	a 10-year average for weather normalization reducing Nicor Gas’ normal degree days from 5,830 to 5,600, beginning in 2009. Prior to our 2005 case, normal degree days were considered to be 6,000 HDDs.

April 2010 Achieving Stability Through Cost Recovery Mechanisms Fuel Cost Recovery Rider-forward looking PGA Bad Debt Expense Recovery Rider Franchise Gas Cost Recovery Rider Energy Efficiency Cost Recovery Rider Midwest Utility Conference - Chicago
•	In addition, the 2009 rate relief included a franchise gas tracker allowing full recovery of related costs (previously, recovery of estimated future costs was through a rate filing; making them subject to gas price volatility).

•	Significantly, Nicor Gas continues to recover the commodity costs for gas provided to its customers through a forward looking Purchased Gas Adjustment (PGA) tracker that is updated, on a forward looking basis, monthly.

•	Also, earlier this year, we received approval for a new bad debt tracker.

April 2010 Nicor Gas Bad Debt Tracker ICC approved February 2, 2010 Provides for recovery from or refund to customers Difference between actual bad debt expense incurred on an annual basis and benchmark bad debt expense included in rates Net benefit in 2010 = $32 million pre-tax (for 2008/2009) 2010 actual bad debt expense to be compared to $63 million benchmark. Midwest Utility Conference - Chicago
•	On February 2, 2010, the Illinois Commerce Commission approved a rate adjustment mechanism for bad debt expense that was filed for in 2009 by our gas distribution business, Nicor Gas.

•	The approved bad debt tracker provides for recovery from (or refund to) customers of the difference between the actual bad debt expense Nicor Gas incurs on an annual basis and the benchmark bad debt expense included in our rates for the respective year.

•	As a result, Nicor Gas will record in the first quarter of 2010 a net recovery related to 2008 and 2009 of approximately $32 million pre-tax; substantially all this amount is expected to be collected in 2010.

•	In 2010, the benchmark against which 2010 actual bad debt expense will be compared is approximately $63 million.

•	These cost recovery mechanisms are important in providing stability to our gas distribution earnings.

April 2010 Illinois Gas Utility Comparison Annual Residential Delivery Charges Nicor Gas CILCO CIPS IP NS *Average Peoples Current Charges 215 304 366 383 390 412 470 Based on rates approved or proposed to the ICC applied to Nicor Gas' average 2009 residential space heating customer use of 1,088 therms *Weighted state average (excluding Nicor Gas) as of 03/01/2010 Midwest Utility Conference - Chicago
•	As we have stated in the past, the rate relief received in 2009 was a significant step in maintaining the financial metrics of our utility for the benefit of our customers, our employees and our investors who provide the capital necessary for our business.

•	Bear in mind, Nicor Gas customers have long benefited from the lowest natural gas delivery rates of any major Illinois utility and among the lowest residential charges in the nation.

•	Even with this recent rate relief, our typical residential customers benefit from delivery costs that are more than 40% lower annually than they would be under the rates charged on average to all other Illinois residential gas consumers.

•	Of course, our focus always remains on cost containment and operational excellence — key contributors to our ability to provide these very low delivery rates to our customers.

April 2010 Wrap-Up Key Messages Financial strength Rate relief provides foundation for future Focus on operational excellence continues Unregulated businesses manage through challenges Experienced and dedicated leadership team Delivering quality service / good corporate citizens Midwest Utility Conference - Chicago
•	In summary, let me remind you that despite the difficult economic conditions that we operate in, Nicor remains financially strong, with credit ratings that are the highest in the industry.

•	Our strong cash flows enable us to continue to pay a solid dividend to our shareholders — something we’ve done now for 56 consecutive years.

•	With the steps that we’ve taken in 2009, we continue to be in a solid position as we enter 2010.

•	Nicor Gas’ rate relief provided the foundation for maintaining good financial performance of this core business.

•	The approval of our bad debt tracker, together with the rate design changes included in the 2009 rate relief, are important to maintaining the future earnings levels of this business.
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•	Tropical continues to face a challenging environment that is expected to pressure volumes and margins.

•	But as in the past, we are focused on efforts both to minimize the short-term impacts of this environment, and to position Tropical to enhance its long-term value.

•	We continue to be pleased with the growth of our other energy-related businesses.

•	While we expect 2010 results to be down from the record levels of 2009, over the long term, we continue to expect these businesses to make important contributions to Nicor’s consolidated financial results.

April 2010 For more information, please visit the Nicor website: www.nicor.com Midwest Utility Conference - Chicago
•	We thank you for your interest in our company and we will now open the floor for questions.

Percentage of 2009 Operating Income* $224 million* 1st Qtr 2nd Qtr East 150 29 45 Shipping Gas Distribution *Excludes corporate and eliminations OEV 67% 20% 13%

Nicor Diluted Earnings Per Share 2000* 2001* 2002* 2003* 2004* 2005* 2006* 2007* 2008* 2009 East 0.77 2.69 2.88 2.38 1.7 3.07 2.87 2.99 2.63 2.98 Degree Days Colder (Warmer) Than Normal: (399) (694) (221) 68 (363) (47)** (656)** (74)** 518** 506*** Percent: (7) (11) (4) 1 (6) (1) (11) (1) 9 9 * Includes impacts from noteworthy items ** Based on 10-year weather normalization 5,830 HDDs / ***5,600 HDDs Unaudited

2000* 2001* 2002* 2003* 2004* 2005* 2006* 2007* 2008* 2009 Nicor 0.047 0.173 0.178 0.142 0.1 0.175 0.152 0.149 0.1246 0.135 Nicor Return on Equity * Includes impacts from noteworthy items Unaudited

Reconciliation of Net Income to EBITDA* ($ millions) Unaudited 2009 2008 2007 2006 Nicor Net Income $ 135.5 $ 119.5 $ 135.2 $ 128.3 Interest 38.7 40.1 37.9 49.1 Income Taxes 65.1 44.3 49.1 45.8 Depreciation and Amortization 195.8 189.8 184.2 178.1 Nicor EBITDA $ 435.1 $ 393.7 $ 406.4 $ 401.3 *EBITDA is a non-GAAP measure

Noteworthy Items Impacting Nicor's Historical Earnings* 2000 - Net mercury-related impacts (reserve establishment) of about ($1.94) per share 2001 - Mercury-related impacts (reserve adj. and ins. recoveries) of about $.16 per share 2002 - Mercury-related impacts (reserve adj. and ins. recoveries) of about $.39 per share Write-down of retail marketing joint venture of about ($.13) per share 2003 - Mercury-related impacts (insurance recoveries) of about $.24 per share Wind-down of retail marketing joint venture of about $.13 per share Cumulative effect accounting change of about ($.10) per share 2004 - Securities class action settlement charge of $38.5 million pretax or ($.52) per share 2005 - Net D&O insurance recoveries of $29.9 million pretax or $.41 per share Repatriation net federal income tax benefit of $17 million or $.38 per share Combined benefit to earnings of $.79 per share 2006 - Mercury-related pretax cost recovery of $3.8 million or $.05 per share Securities and Exchange Commission settlement of $10 million or ($.22) per share Combined expense to earnings of ($.17) per share 2007 - Mercury-related impacts (reserve adj. and cost recoveries) of about $.11 per share 2008 - Mercury-related impacts (reserve adjustment) of about ($.01) per share * Net Income benefit (expense) impact

Reconciliation of Diluted EPS to EPS excluding "Noteworthy Items"* Unaudited 2009 2009 2008 2007 2006 2005 2004 Diluted Earnings Per Share Diluted Earnings Per Share $ 2.98 $ 2.63 $ 2.99 $ 2.87 $ 3.07 $ 1.70 "Noteworthy Items" "Noteworthy Items" 0.00 0.01 (0.11) 0.17 (0.79) 0.52 Diluted EPS (excluding "Noteworthy Items") Diluted EPS (excluding "Noteworthy Items") $ 2.98 $ 2.64 $ 2.88 $ 3.04 $ 2.28 $ 2.22 *EPS excluding "Noteworthy Items" is a non-GAAP measure

Gas Distribution Operating Income (Millions) 2000* 2001* 2002* 2003* 2004 2005 2006* 2007* 2008* 2009 East 56 194 207 166 131 117 124 129 124 150 * Includes mercury-related impacts Unaudited

Gas Distribution Operating Income - w/o Mercury-related Impacts (Millions) 2000* 2001* 2002* 2003* 2004 2005 2006* 2007* 2008* 2009 East 204 182 178 148 131 117 120 121 125 150 * Excludes mercury-related impacts Unaudited

Pretax Mercury-Related Reserve Impacts as of 12/31/09 (Millions) 2000 Establish reserve ($148.0 ) (A) 2001 Reserve adjustment 9.0 (A) 2002 Reserve adjustment 9.0 (A) 2007 Reserve adjustment 7.2 (A) 2008 Reserve adjustment (0.6) (A) Incurred costs since 2000 inception $121.3 Reserve Balance ($2.1) Net Recoveries since 2000 $44.9 (A) Income statement credit (expense) impact

Tropical Shipping Operating Income (Millions) 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 East 26 19 21 23 32 40 48 45 39 29 Unaudited

Other Energy-Related Ventures Operating Income (Millions) 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 East 7 7 6 8 19 14 27 34 25 46 Unaudited

1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Declared Dividends 1.48 1.56 1.66 1.76 1.84 1.86 1.86 1.86 1.86 1.86 1.86 1.86 Nicor Dividends

Average Common Shares Outstanding (Millions) 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 East 46.2 45.1 44.1 44 44.1 44.3 44.6 45.2 45.3 45.4

Nicor Capital Expenditures (Millions) 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Nicor Gas 125 150 170 173 175 186 164 159 229 203 Nonutility 33 36 23 8 12 14 23 18 21 28 $186 $193 $158 Non-utility Nicor Gas $181 $187 $200 $187 $250 $177 $231

Long-Term Debt Common Equity Preferred Stock East 32.4 67.6 0 Long-term debt rating: S&P AA (Nicor Gas) 68% 32% Less than 0.01% Nicor Capital Structure Capitalization at 12/31/09: $1.5 billion

% Colder (Warmer) Than Normal 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Sales customers 264 244 261 269 256 251 233 256 276 259 Transportation customers 262 231 258 225 218 219 206 212 223 217 (1)* Nicor Gas Deliveries (Bcf) Transportation customers Sales customers 526 (7) 475 (11) 519 (4) 494 1 (6) 473 471 * Based on 10-year weather normalization 5,830 HDDs / **5,600 HDDs 439 (11)* 468 (1)* 498 476 9* 9**

Nicor Gas Customer Mix (% of 2009 Deliveries) Residential Industrial Commercial Sales Transportation 22% 19% 42% 5% 1% 11%

Nicor Gas Electric Power Generation Deliveries (Bcf) 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Electric Power Generation 33 20 34 9 5 7 4 5 3 3 33 20 34 9 5 7 4 5 3 3

Customer Choice at Nicor Gas As of January 1, 2010 Have chosen alternative supplier Eligible to choose supplier East 0.3 1.9 1.9 0.3 Total Customers (in millions)

Nicor Gas Map: Platts WCSB Rockies Mid Continent Texas Gulf of Mexico Nicor Gas Accessibility to Natural Gas Supply Basins

Nicor Gas Efficiency Measures ? Nicor ? Peer Group Median 2003 2004 2005 2006 2007 2008 Nicor Gas 65 62 56 52 50 61 Peer Group Avg. 91 100 92 N/A 109 93 Distribution Capital Expenditure Per Customer $65 $91 $62 $100 $56 $92 O&M Expense Per Customer 2003 2004 2005 2006 2007 2008 Nicor 100 115 108 101 104 119 Peer Group Avg. 152 167 177 180 184 172 $100 $152 $115 $167 $108 $177 Source: 2009 AGA Best Practices Study (2008 data) $52 $50 $101 $180 N/A Not enough participating Companies $109 $104 $184 1st Quartile 1st Quartile 1st Quartile 1st Quartile 1st Quartile 1st Quartile 1st Quartile 1st Quartile 1st Quartile 1st Quartile $172 $119 $61 $93 1st Quartile 1st Quartile

2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 TEUs 161 146 175 177 198 214 203 207 197 177 Tropical Shipping Volumes (TEUs 000s)

Tropical Shipments Southbound (about 74% of business) Grocery products Building materials Clothing Pharmaceuticals Interisland (about 19% of business) Grocery products Building materials Northbound (about 7% of business) Seafood Apparel Personal effects

Rockford Bloomington Naperville Chicago Peoria Springfield Horizon Pipeline Interstate Pipeline Joint Venture with NGPL 70-mile pipeline 380 MMcf/day capacity Nicor Gas primary subscriber Extension and expansion potential Joliet

Central Valley Gas Storage Well Positioned Market area storage - PG&E city gate Electric demand growth in northern California ~ 1%/yr California Renewable Portfolio Standard of 33% by 2020 West Coast demand / price volatility Physical Information North of Sacramento, California 10 Bcf total working capacity Depleted gas field 3 cycles per year 300 MMcf/d injection & withdrawal rates Key Dates Open Season - completed in spring 2008 / fall 2009 CPUC Filing - summer 2009 Interim Services - 2011 Firm Service Available - 2012 Central Valley Gas Storage